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                                                                   EXHIBIT 10.15


                                  EMAGEON, INC.
                   AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

         THIS AMENDED AND RESTATED STOCKHOLDERS AGREEMENT ("Agreement"), made this 2nd day of October, 2001, by and among EMAGEON, INC., a Delaware corporation (the "Company"); those holders of the Company's Common Stock listed on Schedule 1 attached hereto (the "Common Stockholders"); those holders of the Company's Series A Preferred Stock listed on Schedule 2 attached hereto (the "Series A Investors"); those holders of the Company's Series B Preferred Stock listed on Schedule 3 attached hereto (the "Series B Investors"); those holders of the Company's Series B-1 Preferred Stock listed on Schedule 4 attached hereto (the "Series B-1 Investors"); and those holders of the Company's Series C Preferred Stock listed on Schedule 5 attached hereto (the "Series C Investors" and together with the Series A Investors, the Series B Investors and the Series B-1 Investors collectively, the "Investors");

                                   WITNESSETH:

         WHEREAS, the Common Stockholders are holders of substantially all of the issued and outstanding shares of the Company's Common Stock, $0.001 par value ("Common Stock");

         WHEREAS, Charles A. Jett, Jr. ("Jett") is a Common Stockholder and is the Chief Executive Officer of the Company;

         WHEREAS, the Series A Investors are the holders of all of the issued and outstanding shares of the Company's Series A Preferred Stock, $0.001 par value (the "Series A Preferred"), the Series B Investors are the holders of all of the issued and outstanding shares of the Company's Series B Preferred Stock, $0.001 par value (the "Series B Preferred"), the Series B-1 Investors are the holders of all of the issued and outstanding shares of the Company's Series B-1 Preferred Stock, $0.001 par value (the "Series B-1 Preferred"), and the Series C Investors are the holders of all of the issued and outstanding shares of the Company's Series C Preferred Stock, $0.001 par value, (the "Series C Preferred" and together with the Series A Preferred, Series B Preferred and Series B-1 Preferred, collectively, the "Preferred Stock");

         WHEREAS, the Common Stockholders have entered into a Common Stockholders Agreement, dated January 10, 2000, by and among the Company and the holders of all of the outstanding shares of Common Stock, as amended as of June 26, 2000 (the "Common Agreement");

         WHEREAS, the Series A Investors have entered into a Series A Preferred Stockholders Agreement, dated January 10, 2000, by and among the Company and the holders of all of the outstanding shares of Series A Preferred, as amended as of June 26, 2000 (the "Series A Agreement");


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         WHEREAS, the Series B Investors have entered into a Stockholders
Agreement, dated June 26, 2000, by and among the Company, the holders of all of the outstanding shares of Series B Preferred and certain Common Stockholders (the "Series B Agreement");

         WHEREAS, the Series A Investors, the Series B Investors and the Common Stockholders have entered into an Investor Rights Agreement, dated as of June 26, 2000 (the "Investor Rights Agreement"); and

         WHEREAS, in connection with the purchase of the Series C Preferred by the Series C Investors pursuant to a Series C Preferred Stock Purchase Agreement of even date herewith, the Company, the Investors and the Common Stockholders desire to terminate (and waive their rights thereunder) the existing Series A Agreement, Series B Agreement, Common Agreement and the Investor Rights Agreement, and replace such agreements with this Agreement, which shall set forth certain of the rights and obligations of the Investors and Common Stockholders with respect to the Shares (as hereinafter defined) held by them.

         NOW, THEREFORE, in consideration of the premises, and the mutual terms and conditions set forth herein, it is hereby agreed by and among the Company, the Common Stockholders and the Investors that all the shares of capital stock of Company (which for purposes of this Agreement include options, warrants and other rights to acquire capital stock) owned or held at any time by any Investor or Common Stockholder or by any transferee thereof (the "Shares") shall be subject to the following agreements:

         1. TRANSFER OF SHARES. No transfer or sale by any Common Stockholder or Investor of the Shares shall be permitted, including without limitation, a sale or transfer of Shares to any entity not a party to this Agreement, except pursuant to the provisions of this Agreement; provided, however, that all or any portion of the Shares may be transferred by a Common Stockholder or Investor in a Permitted Transfer. For purposes of this Agreement, "Permitted Transfers" shall mean: (a) transactions not involving a change in beneficial ownership; (b) transactions involving distribution without consideration by a partnership to any of its partners, retired partners or to the estate of any of its partners, or by a limited liability company to any of its members, retired members or to the estate of any of its members; (c) transfers by an individual to a trust for the benefit of such individual or his family; (d) transfers by gift, will or intestate succession to the spouse, lineal descendants or ancestors of any Common Stockholder or Investor; or (e) transfers to any person or entity that directly or indirectly, through one or more intermediaries, has control of or is controlled by, or is under common control with the Common Stockholder or Investor. Each transferee in a Permitted Transfer after the date of this Agreement shall execute and deliver to Company a counterpart of this Agreement as a condition to the effectiveness of such Permitted Transfer. Upon such execution and delivery, copies of such counterparts shall be delivered by Company to Common Stockholders and Investors.



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         2.       PROCEDURE FOR DISPOSITION OF SHARES.

                  (a) RESTRICTION ON TRANSFER. Any Common Stockholder or Investor who desires to sell all or any portion of the Shares held by such person or entity (as used in this Section 2, the "Selling Stockholder") and who has received a bona fide offer to purchase the Shares, shall only transfer the Shares in accordance with the following provisions of this Section 2. Notwithstanding the provisions set forth herein, until the second anniversary date of this Agreement, Jett shall not sell his Shares unless (i) he first obtains the written consent of the Board of Directors, or (ii) such transfer of Shares is in connection with a Board-approved Sale of the Company (as defined in Section 3(a) hereof).

                  (b) OFFER TO COMPANY. The Selling Stockholder shall give to Company and all Investors written notice (the "Notice") of his or her intention to sell the Shares (the "Offered Shares"), which Notice shall specify the following:

                  i. Name, address and telephone number of the proposed purchaser;

                  ii.      Price and proposed terms of payment;

                  iii.     Number of Shares to be purchased;

                  iv.      Date of proposed sale; and

                  v.       All other material terms of the sale.

                  (c) RIGHT TO PURCHASE. The Company shall then have the right to purchase all (or any portion) of the Offered Shares in accordance with the terms set forth in the Notice; provided, however, that Company must notify the Selling Stockholder within thirty (30) days of receipt of such Notice of its intention to purchase all or a portion of the Offered Shares.

                  (d) OFFER TO SERIES B INVESTORS, SERIES B-1 INVESTORS AND SERIES C INVESTORS. In the event the Company shall decide not to purchase all the Offered Shares, Company shall notify each of the Series B Investors, Series B-1 Investors and Series C Investors of such decision within thirty (30) days after receipt of the Notice. The Series B Investors, Series B-1 Investors and Series C Investors shall have the right to purchase all (or any portion) of the Offered Shares in accordance with the terms set forth in the Notice on a pro rata basis determined by each such party's proportionate ownership interest of all outstanding Shares held by the Series B Investors, Series B-1 Investors and Series C Investors. In the event a Series B Investor, Series B-1 Investor or Series C Investor elects not to acquire its (or their) entire proportionate interest, the remaining Series B Investors, Series B-1 Investors and Series C Investors shall be entitled to acquire the remainder of such interest on a pro rata basis as described above; provided, however, that the Investors must notify the Selling Stockholder (and the Company) of their intention to purchase such shares within thirty (30) days from the date the Notice was



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delivered to the Company and the Series B Investors, Series B-1 Investors and
Series C Investors. Investors holding a majority of the issued and outstanding Series B Preferred, Series B-1 Preferred and Series C Preferred (voting together as a single class) may waive for such Investors the rights of first refusal contained herein if such Investors deem the transfer of the Shares of the Selling Stockholder to the person named in the Notice to be in the best interest of the Investors and/or Company.

                  (e) OFFER TO SERIES A INVESTORS AND COMMON STOCKHOLDERS. In the event the Company, the Series B Investors, Series B-1 Investors and Series C Investors shall decide not to purchase all the Offered Shares, Company shall notify each of the Series A Investors and Common Stockholders of such decision within thirty (30) days after receipt of the Notice. The Series A Investors and Common Stockholders shall have the right to purchase all (or any portion) of the remaining Offered Shares in accordance with the terms set forth in the Notice on a pro rata basis determined by each such party's proportionate ownership interest of all outstanding Shares held by the Series A Investors and Common Stockholders. In the event a Series A Investor or Common Stockholder elects not to acquire its (or their) entire proportionate interest, the remaining Series A Investors and Common Stockholders shall be entitled to acquire the remainder of such interest on a pro rata basis as described above; provided, however, that the Series A Investors and Common Stockholders must notify the Selling Stockholder (and the Company) of their intention to purchase such shares within thirty (30) days from the date the Notice was delivered to the Series A Investors and Common Stockholders. Series A Investors and Common Stockholders holding a majority of the issued and outstanding Series A Preferred and Common Stock (voting together as a single class) may waive for such Series A Investors and Common Stockholders the rights of first refusal contained herein if such Series A Investors and Common Stockholders deem the transfer of the Shares of the Selling Stockholder to the person named in the Notice to be in the best interest of the Investors and/or Company.

                  (f) SALE TO THIRD PARTY. In the event the Common Stockholders, Investors or Company do not notify the Selling Stockholder of their or its intention to exercise the rights set forth in Sections 2(c), 2(d) and 2(e) hereof within the time period specified therein to purchase all of the Offered Shares, the Selling Stockholder shall have the right for one hundred and twenty
(120) days after the date of the Notice to consummate the transaction (with respect to any remaining Shares) outlined in the Notice subject to the provisions of Section 2(f) hereof and the other provisions of this Agreement; provided, however, that no sale shall be made hereunder unless the purchaser agrees to be bound by the terms of this Agreement and has executed an agreement to that effect. Upon the expiration of the one hundred and twenty (120) day period set forth above, the Selling Stockholder must comply with all the provisions of this Section 2 prior to making any further sale of such Shares.

                  (g) RIGHT OF CO-SALE. In the event a Selling Stockholder disposes of Shares pursuant to Section 2(f) hereof, each Investor shall have the right to sell a proportionate number of shares of capital stock (determined by the number of Shares (on an as-converted basis) held by such Investor divided by the number of Shares (on as as-



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converted basis) held by the Selling Stockholder and the Investors that exercise this co-sale right) to the third party acquiring the Selling Stockholder's Shares, on the same terms as outlined in the Notice, in accordance with the following procedure:

                           i. The Selling Stockholder shall, prior to sale, give
written notice to each Investor of its right of co-sale.

                           ii. Each Investor shall have ten (10) days to
determine if it desires to sell Shares to the third party acquiring the Selling Stockholder's Shares.

                  (h) FAILURE TO DELIVER SHARES. If a Selling Stockholder becomes obligated to sell to an Investor or Common Stockholder under this Agreement any Shares, and the Selling Stockholder fails to comply with its obligations hereunder relating to the delivery of certificates for the Shares, such Investor may, at its option, in addition to all other remedies it may have, send to Company for the benefit of such Selling Stockholder the purchase price for such Shares as is herein specified. Thereupon, Company, upon written notice to such Selling Stockholder, (i) shall cancel on its books the certificate(s) representing the Shares to be sold, and (ii) shall issue, in lieu thereof, in the name of such Investor a new certificate(s) representing such Shares, and thereupon all of such Selling Stockholder's rights in and to such Shares shall terminate. Company may exercise a similar remedy in enforcing its rights hereunder.

         3.       DRAG-ALONG RIGHTS.

                  (a) In the event of a Sale of the Company, as hereinafter defined, which is approved by the holders of at least 60% of the then-outstanding Series B Preferred, Series B-1 Preferred and Series C Preferred (voting together as a single class on an as-converted basis), each Investor and each Common Stockholder shall vote all shares of Preferred Stock and/or Common Stock (including Shares of Common Stock issued upon conversion of Preferred Stock) held by him or it in favor of the Sale of the Company. For purposes of the foregoing, "Sale of the Company" shall mean (i) the purchase of substantially all of the assets of the Company, or (ii) the sale, transfer or exchange of all or substantially all of the Company's issued and outstanding capital stock, whether by merger, share exchange, consolidation, sale of all of the outstanding capital stock or otherwise.

                  (b) By execution of this Agreement, each Common Stockholder and each Investor hereby agrees to vote all shares of Preferred Stock and/or Common Stock held by him or it (including all Shares acquired after the date hereof by purchase, conversion or otherwise) in accordance with Section 3(a) hereof and to take such further actions as may be reasonably necessary to effect the provisions of Section 3(a).

         4. PROHIBITION AGAINST TRANSFER TO COMPETITORS. For purposes of this
Section 4, "competitor of the Company" shall mean any company that is engaged in the digital storage or viewing of diagnostic medical images. Notwithstanding any provision of this Agreement to the contrary, except in connection with a Sale of the Company, no



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Common Stockholder or Investor shall sell or otherwise transfer any Shares to any person or entity that is a competitor of the Company or is affiliated with a competitor of the Company.

         5. PROHIBITION AGAINST PLEDGE OF STOCK. No Common Stockholder or Investor shall pledge, hypothecate or grant a security interest in all or any part of the Shares (other than pledges, hypothecations or security interests granted to lenders in connection with loans to purchase Shares) without the consent of the holders of at least 60% of the Series B Preferred, Series B-1 Preferred and Series C Preferred (voting together as a single class).

         6. LEGEND. Each certificate for capital stock in Company held by any Common Stockholder and any Investor shall be presented to Company and the following legend shall be placed on it:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE TERMS OF AN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT DATED AS OF OCTOBER 2, 2001 AMONG COMPANY AND CERTAIN STOCKHOLDERS OF COMPANY, A COPY OF WHICH AGREEMENT IS ON FILE IN THE OFFICE OF THE SECRETARY OF COMPANY. THE AGREEMENT PROVIDES FOR CERTAIN RESTRICTIONS ON TRANSFER AND RIGHTS TO PURCHASE."

         7. BOARD OF DIRECTORS. From and after the date hereof, and until the provisions of this Section 7 cease to be effective as provided below, each Common Stockholder and Investor shall vote any voting security of Company over which such Common Stockholder or Investor has voting control, and shall take all other necessary or desirable actions (including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and Company shall take all necessary and desirable actions (including, without limitation, calling special Board of Directors and Stockholder meetings), in accordance with the following provisions:

                  (a) CONSTITUENCY OF BOARD OF DIRECTORS; QUORUM. Pursuant to the Amended and Restated Certificate of Incorporation of the Company (the "Certificate"), the Common Stockholders and Investors shall vote their shares of capital stock of Company for a Board of Directors consisting of seven (7) directors. For so long as the outstanding Shares of Series A Preferred constitute five percent (5%) or more of the Company's outstanding capital stock (on a fully diluted basis), the Series A Investors, voting separately as a class, shall have the right to elect one (1) director (the "Series A Director") (and to fill any vacancies with respect thereto) by a vote of a majority of the then outstanding shares of Series A Preferred. In connection therewith, the Series A Investors shall designate one person as nominee for director and such Series A Investors agree to designate and vote their Shares in favor of such nominee. For so long as the



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outstanding Shares of Series B Preferred and Series B-1 Preferred, collectively, constitute five percent (5%) or more of the Company's outstanding capital stock (on a fully diluted basis), the Series B Investors and the Series B-1 Investors, voting together and separately as a class, shall have the right to elect one (1) director (the "Series B Director"). In connection therewith, the Series B Investors and Series B-1 Investors shall designate one person as nominee for director and such Series B Investors and Series B-1 Investors agree to designate and vote their Shares in favor of such nominee. The initial Series B Director shall be designated by STF Institutional Partners II, L.P. For so long as the outstanding Shares of Series C Preferred constitute five percent (5%) or more of the Company's outstanding capital stock (on a fully diluted basis), the Series C Investors, voting separately as a class, shall have the right to elect two (2) directors (the "Series C Directors") (and to fill any vacancies with respect thereto) by a vote of a majority of the then outstanding shares of Series C Preferred. One (1) Series C Director initially shall be designated by Investors holding a majority of the Shares of Series C Preferred and the other Series C Director shall be Paul Reaves. Each of the Series C Investors shall vote their Series C Shares in favor of such designee and such nominee. Each of the parties shall vote their shares of capital stock of Company to elect Jett as a director while Jett remains an employee of Company. Any other members of the Board of Directors authorized by the Corporation's Bylaws shall be elected by the Common Stockholders and Investors voting together as a single class. A majority of the number of directors then constituting the Board of Directors shall constitute a quorum for the transaction of business of the Board of Directors.

                  (b) EXECUTIVE COMMITTEE. The Board of Directors shall establish an Executive Committee consisting of three (3) members, which shall be comprised of the Series B Director, one (1) Series C Director and Jett.

                  (c) AUDIT COMMITTEE. The Board of Directors shall establish an Audit Committee following the date hereof comprised of at least the Series B Director, one (1) director designated by Jett and at least one (1) Series C Director.

                  (d) COMPENSATION COMMITTEE. The Board of Directors shall establish a Compensation Committee consisting of three (3) directors, which shall be comprised of at least one Series C Director, the Series B Director and Jett.

                  (e) OTHER COMMITTEES. Any other committee of the Board of Directors shall be created only upon the approval of a majority of the members of the Board of Directors and each such committee (if any) shall include the Series B Director and at least one Series C Director.

                  (f) VACANCIES; REMOVAL. In the event that any person for any reason ceases to serve as a member of the Board of Directors or any committee thereof during such person's term of office, the resulting vacancy on the Board of Directors or committee shall be filled by a representative designated by the persons referred to in subsections (a) through (e) of this Section 7.



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                  (g) MEETINGS. Any holder (including any other holder that
controls, is controlled by or is under common control with such holder) of at least twenty percent (20%) of the Preferred Stock (as adjusted for any combination, consolidation, stock distribution or stock dividend with respect to such shares) shall (i) be entitled to notice of, (ii) have the right to attend,
(iii) receive copies of all materials distributed to Directors in connection with, and (iv) comment for the record at, any and all Board of Directors meetings.

                  (h) BOARD EXPENSES. Company shall pay all direct out-of-pocket expenses reasonably incurred by directors in attending each meeting of the Board of Directors or any committee thereof.

                  (i) NO CONFLICTING AGREEMENTS. Each Investor and Common Stockholder represents that it has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and no Investor or Common Stockholder shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement.

                  (j) OBSERVER RIGHTS. STF Institutional Partners II, L.P. shall have the non-assignable right to send one (1) representative to attend in a nonvoting observer capacity all meetings of the Board of Directors (whether held in person or via telephone conference). The Company may reasonably permit representatives of other Investors to also attend, in a nonvoting observer capacity, meetings of the Board of Directors (whether held in person or via telephone conference). Such representatives may participate in all discussions of matters brought to the Board of Directors, and may receive notices, minutes, consents and other materials, financial and otherwise, which the Company provides to the Board of Directors; provided, however, that the Company reserves the right to exclude any such representative from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary. The Company may provide each such representative with copies of any written actions by consent of the Board of Directors at the same time they are submitted to the members of the Board of Directors. All representatives shall execute a confidentiality agreement in form and substance reasonably satisfactory to the Board of Directors with respect to the information and discussions to which such representative has access pursuant to this Section 7(j).

                  (k) NATURE AND TERM OF AGREEMENT. The provisions of this
Section 7, which require Stockholders to vote their shares in accordance with the terms set forth herein, shall constitute a voting agreement under Section 218 of the Delaware General Corporation Law and shall terminate automatically and be of no further force and effect upon the occurrence of a Qualifying IPO (as such term is defined in the Certificate).

         8. COMPANY COVENANTS. Company hereby covenants and agrees as follows:

                  (a)    BASIC FINANCIAL INFORMATION AND REPORTING REQUIREMENTS.



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                           (i)    Reports and Notifications to Be Delivered by
Company. Unless waived, Company shall furnish to each Investor the following reports and notices so long as such holder continues to hold at least 50,000 Shares of Preferred Stock; provided, that, in the case of affiliated Series A Investors, Series B Investors, Series B-1 Investors or Series C Investors, Company shall only be obligated to furnish the following reports and notices to one representative of such affiliated Series A Investors, Series B Investors, Series B-1 Investors or Series C Investors.

                           (ii) Annual Financial Statements. As soon as
practicable after the end of each fiscal year, and in any event within ninety
(90) days thereafter, Company shall furnish to each Investor audited consolidated and consolidating balance sheets of Company and its subsidiaries, if any, as at the end of such fiscal year, and audited consolidated and consolidating, statements of income, retained earnings and cash flows of Company and its subsidiaries, if any, for such fiscal year, prepared in accordance with generally accepted accounting principles ("GAAP") and setting forth in each case in comparative form the figures for the previous fiscal year, if any, all in reasonable detail and accompanied by: (A) a report and opinion thereon by independent certified public accountants of national reputation; i.e., a "Big Five" firm or equivalent, who shall be approved by the Board of Director's Audit Committee; and (B) a copy of such accountants' management letter prepared in connection therewith, if any (as soon as such letter is available, which may be greater than the aforesaid ninety (90) day period).

                           (iii) Monthly Reports. As soon as practicable after
the end of each calendar month, but in any event within thirty (30) days thereafter, "Monthly Financial Statements" consisting of:

                                    (A) the unaudited consolidated balance sheet
of Company and its subsidiaries, if any, as of the end of such month;

                                    (B) unaudited profit and loss statement,
cash flow statement and backlog statement of Company and its subsidiaries for such month and year to date;

                                    (C) actual results versus Company's and its
subsidiaries', if any, plan for the month and year to date, and commencing in 2002, setting forth in each case in comparative form the figures for the corresponding month and year to date period of the preceding fiscal year;

                                    (D) a 12-month cash forecast; and

                                    (E) a brief (1 page) management summary of
operations,

all in reasonable detail and prepared consistently with GAAP and certified by the principal financial or accounting officer of Company.



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                           (iv) Additional Quarterly Report. As soon as
practicable after the end of each fiscal quarter, and in any event within forty-five (45) days thereafter, a brief (1-2 pages) quarterly report of the President of Company describing important operational activities during the prior quarter, and including data on new customers, customer attrition and legal matters.

                           (v) Annual Operating Plan. At least thirty (30) days
prior to the beginning of each fiscal year, a comprehensive written operating plan to include projections for the next twelve (12) months in the same format as the Monthly Financial Statements. All such projections shall represent the good faith estimate of management as to future operations, but it is acknowledged that such projections are not intended and shall not be deemed to guarantee the future operations of Company or its subsidiaries, if any.

                           (vi) Notification of Defaults Under Material
Agreements. Within ten (10) days after receipt thereof, copies of any notifications received by Company or any of its subsidiaries, if any, from its or their lenders, landlords, or other parties, alleging default under any material loans, financing transactions, leases or similar agreements to which Company or any of its subsidiaries, if any, is a party.

                           (vii) Notification of Litigation Proceedings. Within
ten (10) days after the Company receives notice thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting Company or any subsidiary (including, without limitation, all material actions filed by or against Company) in such a manner as to be reasonably likely to cause a material adverse effect on the Company and its subsidiaries, taken as a whole.

                           (viii) Other Reports. With reasonable promptness,
such other information respecting the business, properties or the condition of operations, financial or other, of Company or any of its subsidiaries, if any, as an Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Section 8(a) to provide information which it deems in good faith to be a trade secret or similar confidential information.

                           (ix) Assignability of Rights to Receive Reports and
Notifications. The rights granted pursuant to this Section 8(a) may be assigned only in connection with a transfer of an Investor's Preferred Shares and may not be assigned or otherwise conveyed by Investors or by any subsequent transferee of any such rights without the written consent of Company, which consent shall not be unreasonably withheld; provided, however, that Company may refuse such written consent if the proposed transferee is reasonably believed by Company to be, directly or indirectly, a competitor of Company or affiliated with a competitor of Company or if the proposed transferee has refused to sign a reasonable, written confidentiality agreement with Company; and provided further, that no such written consent shall be required if the


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transfer is a Permitted Transfer by Investors, unless the proposed transferee in such Permitted Transfer is reasonably believed by the Company to be a competitor, directly or indirectly, of Company or affiliated with a competitor of Company.

                  (b) ADDITIONAL AFFIRMATIVE COVENANTS. Company covenants and agrees that it will perform and observe the following covenants and provisions, and will cause each subsidiary of Company, if and when such subsidiary exists, to perform and observe such of the following covenants and provisions as are applicable to such subsidiary:

                           (i)  Preservation of Corporate Existence.

                                (A) Preserve and maintain and, unless Company
deems it not to be in its best interests, cause each subsidiary to preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership or lease of its properties.

                                (B) Secure, preserve and maintain, and cause
each subsidiary to secure, preserve and maintain, all licenses and other rights to use patents, processes, licenses, permits, trademarks, trade names, inventions, intellectual property rights or copyrights owned or possessed by it and deemed by Company to be necessary to the conduct of its business or the business of any subsidiary.

                           (ii) Payment of Taxes. Pay and discharge, and cause
each subsidiary to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income, profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of Company or any subsidiary, provided that neither Company nor any subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings if Company or the applicable subsidiary shall have set aside on its books sufficient reserves, if any, with respect thereto.

                           (iii) Payment of Trade Debt. Pay, and cause each
subsidiary to pay, when due, or in conformity with customary trade terms, all lease obligations, all trade debt, and all other indebtedness incident to the operations of Company or its subsidiaries, except such as are being contested in good faith and by proper proceedings if Company or the applicable subsidiary shall have set aside on its books sufficient reserves, if any, with respect thereto.

                           (iv)  Maintenance of Properties. Maintain and
preserve, and cause each subsidiary to maintain and preserve, all of its properties and assets, necessary for the proper conduct of its business, in good repair, working order and condition, ordinary wear and tear excepted.

                           (v)  Maintenance of Insurance.

                                (A) Maintain or cause to be maintained, and
cause each subsidiary to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is customarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which Company or such subsidiary operates.

                                (B) Maintain or cause to be maintained a policy
or policies of directors' and officers' liability insurance with responsible and reputable insurance companies or associations, covering the directors and officers of Company and its subsidiaries in such amounts and against such risks as is customarily carried by companies engaged in similar businesses to that of Company, and on such terms and conditions as shall be reasonably acceptable to each of the Series A Director, the Series B Director and each Series C Director.

                           (vi) Inspection. Permit any Investor and each
transferee of the foregoing in a Permitted Transfer, its attorney or its other representative to visit and inspect Company's and, its subsidiaries' properties, to examine Company's and its subsidiaries' books of account and other records, to make copies or extracts therefrom and to discuss Company's and its subsidiaries' affairs, finances and accounts with their officers, management employees and independent accountants all at such reasonable times and as often as such holder or such transferee may reasonably request; provided, however, that Company shall not be obligated pursuant to this Section 8(b)(vi) to provide trade secrets or confidential information or to provide information to any person whom Company reasonably believes is a competitor, directly or indirectly, or affiliated with a competitor of Company.

                           (vii) Compliance with Laws. Comply, and cause each
subsidiary to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which could materially adversely affect its business or condition, financial or otherwise.

                           (viii) Regulatory Compliance. Comply, and cause each
subsidiary to comply, with all minimum funding requirements applicable to any pension, employee benefit plans or employee contribution plans which are subject to the Employee Retirement income Security Act of 1974, as amended ("ERISA"), or to the Internal Revenue Code of 1986, as amended (the "Code"), and comply, and cause each subsidiary to comply, in all other material respects with the provisions of ERISA and the Code, and the rules and regulations thereunder, which are applicable to any such plan. Neither Company nor any subsidiary will permit any event or condition to exist which could permit any such plan to be terminated under circumstances which would cause the lien provided for in Section 4068 of ERISA to attach to the assets of Company or any subsidiary.

                           (ix) Maintenance of Accurate Records. Keep, and cause
each subsidiary to keep, adequate records and books of account in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of Company and any subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, returns of merchandise, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

                           (x) Financing. Except as otherwise provided in the
Certificate, promptly, fully and in detail, inform the Board of Directors of any discussions, offers or contracts relating to possible financing or refinancing of any nature for Company and/or its subsidiaries, whether initiated by Company or any other person. The Company shall obtain the approval of the Executive Committee prior to issuing any securities of the Company in connection with bona fide debt financings, commercial credit arrangements, equipment financings, leases, technology licenses, strategic alliances, or similar transactions.

                           (xi) Right to Call Board and Stockholder Meetings. At
all times cause its Bylaws to provide that, unless otherwise required by the laws of the State of Delaware (A) any three directors shall have the right to call a meeting of the Board of Directors or stockholders and (B) any holder or holders of at least one third (33.33%) of the outstanding Preferred Stock shall have the right to call a meeting of the stockholders.

                           (xii) Indemnification of Directors. At all times
maintain provisions in its Bylaws or Certificate of Incorporation, as may be amended or restated from time to time, indemnifying all directors against liability, and eliminating all directors' liability for breach of fiduciary duty, to the maximum extent permitted under the laws of the State of Delaware.

                           (xiii) Election of Officers, Officer Compensation.
All officers of Company must be elected and approved by the Board of Directors. Officer salaries must be approved by the Executive Committee.

                           (xiv) Investment Bankers and Financial Advisors. All
investment bankers and financial advisors engaged by Company must be approved by the Board of Directors.

                           (xv) Option Plans and Option Shares. The Board of
Directors of Company shall reserve up to 10,062,500 shares of Common Stock, subject to adjustment for stock splits, stock dividends and other changes affecting the Common Stock (collectively, the "Option Shares") for issuance to Company's directors, officers, employees, advisors and consultants pursuant to one or more stock option or other equity compensation plans established by Company (each an "Option Plan") provided that any such Option Plan which shall be adopted after the date hereof shall be adopted only with the approval of the Board of Directors, including the approval of the Series B Director and at least one Series C Director. All grants of Option Shares by Company to directors, officers, employees, advisors and consultants of Company made after the date of this Agreement shall be subject to approval of the Compensation Committee of the Board of Directors. The number of Option Shares available for issuance may be increased with the approval of the Board of Directors (including the approval of the Series B Director and one (1) Series C Director) or the Compensation Committee.

                           (xvi) Transactions with Officers, Directors, and
Subsidiaries. Company may, directly or indirectly, enter into or permit to exist any transaction with any officer, director, or any affiliate of any of the foregoing, only upon the approval of a majority of the disinterested directors.

                           (xvii) Key Man Insurance. Company shall maintain or
cause to be maintained, in Company's own name, with financially sound and reputable insurers, life insurance in an amount not less than One Million Dollars ($1,000,000) on each of the lives of Jett and Gary A. York ("York"), for such period of time as each is employed by Company or is an officer or director of Company. Such policies shall be owned by Company and all benefits thereunder shall be payable to Company.

                           (xviii) Reservation of Shares. For so long as any
Investor shall have any right to receive shares of Common Stock upon conversion of the Preferred Stock, the Company shall reserve and keep available out of its authorized but unissued Common Stock the full number of shares of Common Stock deliverable upon conversion of all the then outstanding Preferred Stock and shall, at its own expense, take all such actions and obtain such permits and orders as may be necessary to enable the Company lawfully to issue such Common Stock upon conversion of the Preferred Stock.

                           (xix) Use of Proceeds. The proceeds from the sale of
the Series C Preferred shall only be used for working capital and general corporate purposes.

                           (xx) Fees and Expenses. Company shall reimburse
Investors upon demand for all reasonable costs and expenses (including reasonable attorneys' fees and expenses) incurred by Investors, or any successor thereto, in enforcing the obligations of Company under this Agreement, the Series B Purchase Agreement or the Series C Purchase Agreement.

                           (xxi) Proprietary Information and Invention
Assignment Agreement. The Company will require all future officers and employees of the Company to execute and deliver a proprietary information and invention assignment agreement protecting the Company's intellectual property from misappropriation and disclosure.

         9.       RIGHT OF FIRST PARTICIPATION.

                  (a) GRANT OF PREEMPTIVE RIGHTS. Except as set forth in Section 9(c) hereof, the Company shall not issue or sell any shares of Common Stock, any rights or options to purchase Common Stock, or any debt or shares convertible into or exchangeable for Common Stock, whether now or hereafter authorized and whether unissued or in treasury (collectively, "Preemptive Shares"), unless each Investor who at such time holds any Preferred Stock (a "Preemptive Investor") shall first have been given a right to acquire, at a price no less favorable than that at which such shares, rights, options or obligations are to be offered to others, a proportion of the offered shares, rights, options or obligations as provided in Section 9(b). This Section 9 shall not be construed to limit in any manner any restrictions on the sale of securities of the Company set forth in the Certificate or elsewhere in this Agreement.

                  (b) METHOD OF EXERCISING PREEMPTIVE RIGHT. The Company shall give each Preemptive Investor prior written notice of any proposed issuance or sale described in Section 9(a) and each such Preemptive Investor shall have twenty (20) days from the giving of such notice within which to elect to acquire a proportion of the Preemptive Shares being offered equal to such Preemptive Investor's percentage ownership of the outstanding Common Stock (which shall be determined as if all outstanding Preferred Stock had been converted into Common Stock) immediately preceding such issuance or sale ("Initial Preemptive Right"). If any transaction specified by the Company in any such notice shall not be consummated within six (6) months from the date of such notice, the Company shall again comply with the provisions of this Section 9(b) with respect to such transaction, and all Preemptive Investors shall again have preemptive rights hereunder with respect thereto, regardless of whether any such Preemptive Investor had previously exercised or failed to exercise such rights. Any purchase of securities pursuant to the exercise of preemptive rights shall be consummated simultaneously with, and shall be conditioned upon, consummation of the transaction proposed by the Company.

                  (c) EXCEPTIONS. The restrictions contained in, and preemptive rights granted to the Investors under, Sections 9(a) and 9(b) shall not apply to shares issued or issuable by the Company (i) in connection with a merger or consolidation of the Company into or with another corporation or a business combination effected through an exchange of the Company's shares for the securities or substantially all of the assets of another corporation; (ii) upon conversion of the Preferred Stock or pursuant to the exercise of stock options or warrants outstanding on the date of this Agreement; (iii) to an Investor pursuant to this Section 9; (iv) to persons pursuant to an Option Plan or other employee benefit plan of the Company; (v) in connection with a dividend or distribution on Preferred Stock; (vi) in connection with bona fide debt financings, commercial credit arrangements, equipment financings, leases, technology licenses, strategic alliances, or similar transactions; (vii) in connection with bona fide acquisitions, mergers or similar transactions whereby the Corporation (or the shareholders of the Corporation immediately prior to such transaction) owns not less than fifty-one percent (51%) of the voting power of the surviving corporation; (viii) in a public offering prior to or in connection with which all outstanding shares of each series of Preferred Stock will be converted into Common Stock; (ix) in connection with other Board-approved strategic alliances, customer relationships or commercial lending arrangements; or (x) shares issued in a Qualifying IPO.

         10. INDICATION OF INTEREST. In the event the Company or the Common Stockholders receive from a third party an indication of interest (whether verbal or in writing) in acquiring control of the Company through a purchase of Company stock, merger, exchange of shares, purchase of substantially all of the assets of the Company or other similar transaction, the Company and/or the Common Stockholders shall immediately notify all of the members of the Board of Directors of such indication of interest.

         11. FORFEITURE OF ISSUED SHARES.

            (a) VESTING OF SHARES. All Shares of the Common Stock (the "Issued Shares") issued to employees of the Company as of January 10, 2000 shall be subject to the restrictions and forfeiture provisions set forth in this Section 11 until such time as they become vested as follows: 50% of the Issued Shares shall have vested on January 10, 2000; an additional 25% of the Issued Shares shall have vested upon January 10, 2001; and the remaining 25% of the Issued Shares shall vest on January 10, 2002. Notwithstanding any provision of this Agreement to the contrary, all Issued Shares shall immediately become fully vested and not subject to forfeiture under this Section 11 upon the consummation of a Qualifying IPO by the Company or upon a Liquidation Event. Any Issued Shares which are vested as of a given point in time are hereinafter referred to as "Vested Shares" and Issued Shares which are not vested as of a given point in time are hereinafter referred to as "Non-Vested Issued Shares." If an employee terminates his employment with the Company for any reason other than the employee's death or Permanent Disability, or if the Company terminates employee's employment for Just Cause (in each instance, a "Forfeiture Event"), the employee shall forfeit and have no further right to any Non-Vested Issued Shares at the date of termination and shall transfer and assign the same to the Company for a purchase price equal to the book value of such Non-Vested Issued Shares, as shown on the books and records of the Company assuming that all outstanding shares of Preferred Stock were converted into shares of Common Stock on a one-for-one basis (the "Purchase Price"), as of the end of the month preceding the employee's termination, such amount to be paid in cash within thirty (30) days following the effective date of such termination of employment. Promptly following a Forfeiture Event, the employee shall deliver to the Company the certificate evidencing the Non-Vested Issued Shares, and the Company shall deliver to the employee a new certificate evidencing any Issued Shares which have not been forfeited and which are also represented by such certificate, together with the Purchase Price. Subject to the provisions hereof, the employee shall be the owner of the Issued Shares and shall possess all voting rights, dividend rights and other rights incident to such ownership until the ownership thereof is forfeited as provided herein. For purposes of this Agreement, the term "Permanent Disability" shall mean the incapacity or inability of the employee to perform all of his duties and obligations pursuant to his employment, due to illness or accident (excluding infrequent and temporary absences due to ordinary illnesses), which may be reasonably expected to exist for more than one hundred eighty (180) days. For purposes of this Agreement, a "Liquidation Event" means (i) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization own less than 50% of the surviving entity's voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions in which more than fifty percent (50%) of the Company's voting power is transferred to a party or group of affiliated parties; or (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company. For further purposes of this Agreement, the term "Just Cause" shall mean the employee's (A) failure to follow lawful directions from the Company's President or Board of Directors, (B) conduct disloyal to the Company or breach of any fiduciary duty to the Company including the usurpation of any business opportunity of the Company, (C) proven dishonesty, theft, fraud or embezzlement,
(D) conviction of a felony or a crime involving moral turpitude, (E) substantial dependence on or addiction to alcohol or drugs, except for drugs legally used pursuant to the direction of a licensed medical doctor, or (F) breach of any material provision of this Agreement or neglect of the proper performance of his duties if, during the ten (10) day period following the employee's receipt of written notice from the Company describing such breach or neglect in reasonable detail, the employee does not promptly commence in good faith to cure such breach or neglect; provided, however, that such cure must be effected no later than thirty (30) days following such notice; and provided, further, that such cure right shall not be available to employee on more than one (1) occasion in any twelve (12) month period.

         (b) OPTION TO PURCHASE VESTED SHARES UPON TERMINATION OF EMPLOYMENT. If an employee who was an employee of the Company on January 10, 2000 is terminated for any reason, the Company shall have the option, but not the obligation, exercisable by written notice given within sixty (60) days after the effective date of such employee's termination, to purchase all of the employee's Vested Shares for a purchase price equal to the purchase price paid by any stockholder for such stockholder's Shares (whether preferred or common) if the Company has issued such stockholder's Shares within one hundred eighty (180) days prior to the effective date of the employee's termination. If the Company has not issued any Shares within such one hundred eighty (180) days, the Company may purchase such terminated employee's Vested Shares for a purchase price equal to the last purchase price paid by any other stockholder for such stockholder's Shares plus the additional sum of ten percent (10%) of such purchase price per calendar quarter since the issuance of such Shares by the Company. If the Company exercises its option pursuant to this Section 11(b), the Company, in its sole discretion, may pay the purchase price of the Vested Shares to the terminated employee (i) in cash upon closing, or (ii) by delivering to the terminated employee a promissory note executed by the Company in favor of such employee representing the purchase price therefor, and requiring quarterly payments of principal and interest for a term of three (3) years (such interest to accrue at the prime rate in effect upon the date of such employee's termination). Notwithstanding any provision hereof, the provisions of this Section 11(b) shall terminate on the earlier of January 10, 2002 or the date of Qualifying IPO.

         12. PATENTS AND TRADEMARKS. Each Common Stockholder agrees and acknowledges that such Common Stockholder has no right to or interest in, and hereby disclaims any right to or interest in, any inventions, improvements, discoveries or other information (whether tangible or intangible) utilized by the Company in its business as conducted or proposed to be conducted ("Proprietary Information"). Notwithstanding the preceding sentence, and in furtherance thereof, each Common Stockholder hereby assigns to the Company all of such Common Stockholder's right, title and interest in and to such Proprietary Information that the Common Stockholder has heretofore or may in the future conceive, reduce to practice or otherwise create (either alone or jointly with others) in the course of his employment by the Company or any affiliate of the Company. Upon request by the Company, the Common Stockholder shall execute and deliver to the Company, without further compensation, any and all documents that the Company deems necessary or appropriate to (a) prepare or prosecute applications for patents or copyrights upon such Proprietary Information, (b) assign and transfer to the Company his entire right, title and interest in and to such Proprietary Information and patents or copyrights therefor and (c) evidence more fully and perfectly the Company's ownership thereof.

         13. TERMINATION. This Agreement shall remain in full force and effect until the closing of the sale of shares of Company's Common Stock by Company in a Qualifying IPO.

         14. CONVERSION OF SHARES OF SERIES B PREFERRED. The parties agree and acknowledge that certain Investors, identified on Schedule 4 herein, have agreed that the Shares of Series B Preferred previously held by them would be reclassified as, and automatically converted into an equivalent number of shares of Series B-1 Preferred effective upon and concurrently with the filing of the Certificate with the State of Delaware Division of Corporations and the Shares held by such Investors shall be deemed for all purposes to be Shares of Series B-1 Preferred, and not Shares of Series B Preferred, from and after the date of this Agreement. The holder of any Shares of Series B Preferred converted pursuant to this Section 14 shall promptly deliver to the Secretary of the Company at the address set forth in Section 15(d) hereof the certificate or certificates for the Shares so converted, duly endorsed or assigned in blank to the Company. As promptly as practicable thereafter, the Company shall issue and deliver to such holder, at the place designated by such holder, a certificate or certificates for the number of Shares of Series B-1 Preferred to be issued.

         15.      GENERAL PROVISIONS.

                  (a) AUTHORIZATION. Each Common Stockholder and Investor hereby represents and warrants to the Company and to each other that (i) such Common Stockholder or Investor has full power and authority to execute, to deliver and to perform such Common Stockholder's or Investor's obligations under this Agreement; and (ii) the execution and delivery of this Agreement has been duly and validly authorized, and all necessary action has been taken to make this Agreement a valid and binding obligation of such Common Stockholder or Investor, enforceable in accordance with its terms, except that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity (regardless of whether such enforcement is considered a proceeding in equity or at law).

                  (b) AFTER-ACQUIRED SHARES. All of the provisions of this Agreement shall apply to (i) all of the Shares now owned or which may be subsequently transferred to, or owned by, any Common Stockholder or Investor and
(ii) all securities and instruments (A) received by a Common Stockholder or Investor as a dividend on, or other payment made to holders of, shares of capital stock of the Company, or (B) issued in connection with a split of shares of capital stock of the Company, or as a result of any exchange for or reclassification of shares of capital stock of the Company, or a reorganization, recapitalization, consolidation or merger. In addition, any person or entity who does not presently own but subsequently acquires newly-issued shares or securities convertible into or exercisable or exchangeable for shares of the capital stock of the Company shall become a party to and be bound by this Agreement as a condition to the Company's issuance of such shares to such person or entity.

                  (c) RIGHTS AND OBLIGATIONS OF TRANSFEREES. If a Common Stockholder or Investor transfers any or all of its Shares to any person, such person and each subsequent transferee shall have the same rights hereunder as are given to such Common Stockholder or Investor, and shall be subject to the same obligations as are imposed upon such Common Stockholder or Investor by the terms hereof (and all references herein to a Common Stockholder or Investor (as applicable) shall include such transferee), unless otherwise provided herein. Any such transferee shall execute and deliver to the Investors, Common Stockholders and the Company a counterpart to this Agreement acknowledging such transferee's agreement to be bound by the terms of this Agreement. The Company will not record any transfer of Shares made in violation of any provision of this Agreement.

                  (d) NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery, confirmed delivery by facsimile or telecopy, delivery by recognized overnight courier (such as Federal Express), or on the fifth day (or the tenth day if to a party with a foreign address) following mailing by registered or certified mail, return receipt requested, postage prepaid, addressed: (i) if to a Common Stockholder, at such Common Stockholder's address as set forth on Schedule 1 attached hereto, or at such other address as such Common Stockholder shall have furnished to the other parties hereto in writing;
(ii) if to a Series A Investor, at such Series A Investor's address as set forth on Schedule 2 attached hereto, or at such other address as such Series A Investor shall have furnished to the other parties hereto in writing; (iii) if to a Series B Investor or Series B-1 Investor, at such Series B Investor's or Series B-1 Investor's address as set forth on Schedule 3 (or Schedule 4) attached hereto, or at such other address as such Series B Investor or Series B-1 Investor shall have furnished to the other parties hereto in writing; (iv) if to a Series C Investor, at such Series C Investor's address as set forth on
Schedule 5 attached hereto, or at such other address as such Series C Investor shall have furnished to the other parties hereto in writing, with a copy to:

                  John R. Wynn, Esquire
                  Lanier Ford Shaver & Payne, P.C.
                  P.O. Box 2087
                  Huntsville, Alabama  35804
                  Telephone:  (256) 535-1100
                  Facsimile:  (256) 535-1135

                  (v) if to Company, at the address noted below, or at such other address as Company shall have furnished to the other parties hereto in writing:

                  Emageon, Inc.
                  Attention:  Charles A. Jett, Jr.
                  1200 Corporate Drive
                  Suite 400
                  Birmingham, Alabama 35242
                  Telephone:  (205) 980-7610
                  Facsimile:  (205) 980-9815

with a copy to:

                  Martin R. Tilson, Jr., Esquire
                  Kilpatrick Stockton LLP
                  Suite 2800
                  1100 Peachtree Street
                  Atlanta, Georgia 30309
                  Telephone:  (404) 815-6565
                  Facsimile:  (404) 815-6555

                  (e) AMENDMENT AND WAIVER. Except as otherwise expressly provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) with the written consent of (i) the Company,
(ii) the Investors (or their transferees) holding a majority of the outstanding shares of Preferred Stock (voting together as a single class) and (iii) the Common Stockholders (or their transferees) holding a majority of the outstanding shares of Common Stock. Any amendment or waiver effected in accordance with this
Section 15(e) shall be binding upon Company, Common Stockholders, and Investors and each of their future transferees. Upon the effectuation of each such amendment or waiver, Company shall promptly give written notice thereof to the holders of the Shares who have not previously consented thereto in writing. Notwithstanding anything to the contrary in this Section 14(e), the Company shall be entitled to add additional purchasers of shares of its Preferred Stock pursuant to Section 2.1 of the Series C Preferred Stock Purchase Agreement of even date herewith as parties to this Agreement as and in the manner set forth in such Section 2.1, and each such additional purchaser shall thereafter be deemed to be a Series C Investor for all purposes hereunder.

                  (f) GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware, as applied to agreements among Delaware residents made and to be performed entirely within the State of Delaware, and without regard to the conflicts of law principles as may otherwise be applicable.

                  (g) JURISDICTION AND VENUE. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereunder may be brought in the courts of Shelby County in the State of Alabama or of the United States of America for the Northern District of Alabama, and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding, by the mailing of copies thereof by registered or certified mail, postage prepaid, to its address set forth in this Agreement, such service to become effective ten (10) days after such mailing.

                  (h) BINDING ON SUCCESSORS. This Agreement shall bind and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, successors and permitted assigns, including any transferees permitted under Sections 1 or 2 hereof.

                  (i) COUNTERPARTS AND SIGNATURE BY FACSIMILE. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Agreement for purposes of execution or otherwise is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, any facsimile or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Agreement or any notice required thereof.

                  (j) ENTIRE AGREEMENT. This instrument shall constitute the entire understanding between the parties, superseding any and all previous understandings, oral or written, pertaining to the subject matter contained herein, including without limitation, the Series A Agreement, Series B Agreement, the Common Agreement and the Investor Rights Agreement. In connection therewith, each of the Investors and each of the Common Stockholders agree that the Series A Agreement, the Series B Agreement, Common Agreement and Investor Rights Agreement are hereby terminated and shall have no further force and effect. Each of the Investors and each of the Common

Stockholders further waive any and all rights they may have under such Series A Agreement, Series B Agreement, Common Agreement and Investor Rights Agreement.

                  (k) JOINDER OF ADDITIONAL COMMON STOCKHOLDERS. Company agrees to use commercially reasonable efforts to cause each person or entity that hereafter becomes a holder of 5% or more of the outstanding shares of Common Stock of the Company to execute and deliver to Company a counterpart of this Agreement as a condition to the Company's issuing such shares. Upon such execution and delivery, copies of such counterparts shall be delivered by Company to Common Stockholders and Investors.





                   [THE FOLLOWING PAGE IS THE SIGNATURE PAGE]

                               SIGNATURE PAGE FOR
                                  EMAGEON, INC.

         IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the day and year first above written, the corporate parties acting by their duly authorized officers.

                                            COMPANY:

                                            EMAGEON, INC.


                                            By: /s/ Charles A. Jett, Jr.
                                                --------------------------------
                                                Charles A. Jett, Jr., President

ATTEST:


/s/ Donald A. Ulinski
------------------------------------
Donald A. Ulinski, Secretary

[Corporate Seal]

[Individual Signature Pages of Parties Identified on Attached Schedules Omitted]

                                   SCHEDULE 1

                               COMMON STOCKHOLDERS


NAME AND ADDRESS


Charles A. Jett, Jr.
608 Queen's Gate
Birmingham, AL  35242
Facsimile: (205) 980-9815

Gary A.York
2158 Baneberry Drive
Birmingham, AL  35244
Facsimile: (205) 980-9815

Barton Guthrie
2423 Fairway Drive
Birmingham, AL,  35213
Facsimile: (205) 975-6088

Joseph Wortmann
800 Country Road 133
Calera, AL  35040
Facsimile: (205) 980-9815

Marc Guthrie
3621 Robin Circle
Birmingham, AL  35242
Facsimile: (205) 980-9815

Russell H. Maddox
3899 Lockerbie Drive
Mountain Brook, AL  35223
Facsimile:

Jeff Timbrook
7006 North Highfield Drive
Birmingham, AL  35242
Facsimile: (205) 980-9815

UAB Research Foundation
Attn: Dr. Lee Martin
AB 1120G
1530 3rd Ave. South
Birmingham, AL  35294
Facsimile: (205) 975-5560

Scott Pechman
1047 Oak Meadows Road
Birmingham, AL  35242
Facsimile: (205) 991-5321

Allen Scales
1007 Watermill Circle
Birmingham, AL  35242
Facsimile: (205) 980-9815

Timothy Blackmon
1404 Oakwood Drive
Birmingham, AL  35007
Facsimile:

Razvan Atanasiu
3708 Buck Horn Cove
Birmingham, AL  35242
Facsimile: (205) 980-9815

Russell Allen
149 Camden Lake Drive
Calera, AL  35040
Facsimile: (205) 980-9815

Jean Francois Bertrand
89 Winterhaven Drive
Birmingham, AL  35007
Facsimile:

                                   SCHEDULE 2

                               SERIES A INVESTORS


NAME AND ADDRESS

Finn Partners, LLC
Attn: Jouko Rissenan
2660 Peachtree Road, NW #34G
Atlanta, GA  30305
Facsimile: (404) 841-6293

Russell H. Maddox
3899 Lockerbie Drive
Mountain Brook, AL  35223
Facsimile:

Benson McLendon and Joan G. McLendon
Tenants in Common
Attn: Benson R. McLendon
104 Inverness Center, Suite 100
Birmingham, AL  35242
Facsimile: (205) 991-5373

Joan G. McLendon TTEE Benson R. McLendon, Jr.
Children's Trust U/A Dtd.
12/20/95 FBO Amy Elizabeth McLendon
Attn: Benson R. McLendon
104 Inverness Center, Suite 100
Birmingham, AL  35242
Facsimile: (205) 991-5373

Stephen L. Barnett
123 Cook Street
Denver, CO  80206
Facsimile: (303) 377-0632

Frist Family Internet Partners
Attn: Dr. Robert Frist
1326 Page Road
Nashville, TN  37205
Facsimile: (615) 298-2492

John P. Hamilton
23 Winthrop Avenue
Birmingham, AL  35213
Facsimile:

Hugh H. Williamson III Revocable Trust
Attn: Hugh H. Williamson III
123 Cook Street
Denver, CO  80206
Facsimile: (303) 377-0632

Charles A. Jett, Jr.
608 Queen's Gate
Birmingham, AL  35242
Facsimile: (205) 980-9815

Paradigm Venture Partners, L.P.
Attn: Roddy Clark
500 Beacon Parkway West
Birmingham, AL  35209
Facsimile: (205) 943-8565

                                   SCHEDULE 3

                               SERIES B INVESTORS


STF Institutional Partners II, L.P.
Attn: Chris H. Horgen
207 East Side Square
Huntsville, Alabama 35801
Facsimile: (256) 883-8558

STF Partners QP II, L.P.
Attn: Chris H. Horgen
207 East Side Square
Huntsville, Alabama 35801
Facsimile: (256) 883-8558

STF Partners II, L.P.
Attn: Chris H. Horgen
207 East Side Square
Huntsville, Alabama 35801
Facsimile: (256) 883-8558

Harbinger/Aurora Venture Fund, L.L.C.
Attn: William Brooke
One Riverchase Parkway South
Birmingham, Alabama 35203
Facsimile: (205) 987-5505

Harbinger/Aurora QP Venture Fund, L.L.C.
Attn: William Brooke
One Riverchase Parkway South
Birmingham, Alabama 35203
Facsimile: (205) 987-5505

Jemison Investment Co., Inc.
Attn: James D. Davis
2001 Park Place, Suite 320
Birmingham, Alabama 35203
Facsimile: (205) 324-7684

James D. Davis
2001 Park Place, Suite 320
Birmingham, Alabama 35203
Facsimile: (205) 324-7684

Richgood Corporation
Attn: Bill Goodrich
402 Office Park Dr., Suite 104
Birmingham, Alabama 35223
Facsimile: (205) 879-3337

Horgen One Investment, L.L.C.
Attn: Chris H. Horgen
207 East Side Square
Huntsville, Alabama 35801
Facsimile: (256) 883-8558

Southeastern Technology Fund, L.P.
Attn: Chris H. Horgen
207 East Side Square
Huntsville, Alabama 35801
Facsimile: (256) 883-8558

Paradigm Venture Partners, L.P.
Attn: Roddy Clark
500 Beacon Parkway, West
Birmingham, Alabama 35209
Facsimile: (205) 943-8565

Greystone Capital Partners I, L.L.C.
Attn: Alex B. Leath, III
1710 6th Avenue North
Birmingham, Alabama 35203
Facsimile: (205) 226-8799

Paul Reaves
2816 Berkeley Drive
Birmingham, AL  35242
Facsimile: (205) 408-7037

                                   SCHEDULE 4

                              SERIES B-1 INVESTORS

Ropar, Ltd.
Attn: Daniel Roberts
4233 Caldwell Mill Road
Birmingham, AL  35243
Facsimile: (205) 968-0210

Robtel, Inc.
Attn: Daniel Roberts
4233 Caldwell Mill Road
Birmingham, AL  35243
Facsimile: (205) 968-0210

MMM Emageon, L.L.C.
Attn: Charles Beaudrot
1600 Atlanta Financial Center
3343 Peachtree Road, N.E.
Atlanta, Georgia 30326
Facsimile: (404) 365-9532

Benson R. McClendon
104 Inverness Center, Suite 100
Birmingham, Alabama 35242
Facsimile: (205) 991-5373

The Permanente Federation LLC
Attn: Chris Stenzel
1800 Harrison Street, 22nd Floor
Oakland, CA  94612
Facsimile: (510) 267-4036

Kaiser Foundation Hospitals
Attn: Chris Stenzel
1800 Harrison Street, 22nd Floor
Oakland, CA  94612
Facsimile: (510) 267-4036

T.I. EMA Inc.
Attn: Brandon Edwards
3820 State Street
Santa Barbara, CA  93105
Facsimile: (805) 563-7146

                                   SCHEDULE 5

                               SERIES C INVESTORS



STF Institutional Partners II, L.P.
Attn: Chris H. Horgen
207 East Side Square
Huntsville, Alabama 35801
Facsimile: (256) 883-8558

STF Partners QP II, L.P.
Attn: Chris H. Horgen
207 East Side Square
Huntsville, Alabama 35801
Facsimile: (256) 883-8558

STF Partners II, L.P.
Attn: Chris H. Horgen
207 East Side Square
Huntsville, Alabama 35801
Facsimile: (256) 883-8558

Harbinger/Aurora Venture Fund, L.L.C.
Attn: William Brooke
One Riverchase Parkway South
Birmingham, Alabama 35203
Facsimile: (205) 987-5505

Harbinger/Aurora QP Venture Fund, L.L.C.
Attn: William Brooke
One Riverchase Parkway South
Birmingham, Alabama 35203
Facsimile: (205) 987-5505

Jemison Investment Co., Inc.
Attn: James D. Davis
2001 Park Place, Suite 320
Birmingham, Alabama 35203
Facsimile: (205) 324-7684

James D. Davis
2001 Park Place, Suite 320
Birmingham, Alabama 35203
Facsimile: (205) 324-7684

Richgood Corporation
Attn: Bill Goodrich
402 Office Park Dr., Suite 104
Birmingham, Alabama 35223
Facsimile: (205) 879-3337

Paradigm Venture Partners, L.P.
Attn: Roddy Clark
500 Beacon Parkway West
Birmingham, AL  35209
Facsimile: (205) 943-8565

Greystone Capital Partners I, L.L.C.
Attn: Alex B. Leath, III
1710 6th Avenue North
Birmingham, Alabama 35203
Facsimile: (205) 226-8799

Miller Investment, LLC
Attn: Larry Waldrep
P.O. Box 957
Brewton, AL  36427
Facsimile: (251) 867-2146

William D. Melton
100 Liberty Hill Drive
P.O. Box 800
Evergreen, AL  36401
Facsimile: (251) 578-2427

MEI Holdings, LLC
Attn: Roy B. York
10625 Puckett Road
Perry, FL  32347
Facsimile: (850) 584-2044

Delta Venture Partners I, L.P.
Attn: Donald L. Mundie, Chief Manager,
         Venture Partners I, LLC
8000 Centerview Parkway, Suite 100
Cordova, TN  38018
Facsimile: (901) 755 0436